Exhibit 99.1

Gladstone Capital Corporation Reports Results for the Fourth Quarter and Fiscal Year Ended September 30, 2008

  Net Investment Income for the quarter ended September 30, 2008 was $6.1 million or $0.29 per common share
  Net Investment Income for the fiscal year ended September 30, 2008 was $26.6 million or $1.35 per common share

MCLEAN, Va.--(BUSINESS WIRE)--December 2, 2008--Gladstone Capital Corp. (NASDAQ:GLAD) (the “Company”) today announced earnings for the quarter and fiscal year ended September 30, 2008. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended September 30, 2008 was $6.1 million, or $0.29 per share, as compared to $5.7 million, or $0.39 per share, for the quarter ended September 30, 2007, an increase in Net Investment Income of 7.0% but a decrease of 25.6% per share. The per share results were adversely impacted by the issuance of new shares in public offerings subsequent to September 30, 2007, while the proceeds of the offerings were not fully invested in income producing investments for the entire quarter ended September 30, 2008.

Net Investment Income for the fiscal year ended September 30, 2008 was $26.6 million, or $1.35 per share, as compared to $22.3 million, or $1.69 per share, for the fiscal year ended September 30, 2007, an increase in Net Investment Income of 19.3% but a decrease of 20.1% per share. The per share results were impacted by the issuance of new shares in public offerings subsequent to September 30, 2007, while the proceeds of the offerings were not fully invested in income producing investments for the entire fiscal year ended September 30, 2008.

Net Decrease in Net Assets Resulting from Operations for the quarter ended September 30, 2008 was ($14.1) million, or ($0.67) per share, as compared to a Net Increase in Net Assets Resulting from Operations of $0.7 million, or $0.05 per share, for the quarter ended September 30, 2007. Net Decrease in Net Assets Resulting from Operations for the fiscal year ended September 30, 2008 was ($21.3) million, or ($1.08) per share, as compared to a Net Increase in Net Assets Resulting from Operations for the fiscal year ended September 30, 2007 of $15.0 million, or $1.13 per share.

The primary difference between the current and prior year periods is the increase in net unrealized depreciation on the Company’s investment portfolio as well as the increase in weighted average shares as a result of public offerings completed after September 30, 2007. The Company recorded net unrealized depreciation of $19.5 million and $47.0 million for the quarter and fiscal year ended September 30, 2008, respectively, compared to net unrealized depreciation of $4.9 million and $7.4 million for the quarter and fiscal year ended September 30, 2007, respectively. The Company’s investment portfolio was valued as of September 30, 2008 at a depreciated value due primarily to the general instability of the loan markets and, to a lesser extent, the use of a modified valuation procedure for the Company’s non-control/non-affiliate investments. The change in valuation procedure accounted for $2.9 million, or 6.1%, of the net unrealized depreciation for the fiscal year ended September 30, 2008. The value of the Company’s portfolio is determined quarterly by its board of directors based in part on opinions of value provided by Standard and Poor’s Securities Evaluations, Inc. (“SPSE”). The aggregate investment portfolio had a slight decrease in fair value of approximately 4.0% for the quarter ended September 30, 2008. Although the investment portfolio has depreciated, the entire portfolio was fair valued at 89% of cost as of September 30, 2008. Despite this devaluation, of the 63 investments held by the Company, all except three are paying as agreed. These three loans had a cost basis of approximately $13.1 million at September 30, 2008, or less than 2.8% of the cost basis of all loans in our portfolio. The unrealized depreciation of the Company’s investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company’s income available for distribution.

Total assets were $425.7 million at September 30, 2008, as compared to $367.7 million at September 30, 2007. Net asset value was $12.89 per actual common share outstanding at September 30, 2008, as compared to $14.97 per actual common share outstanding at September 30, 2007.

The annualized weighted average yield on the Company’s portfolio, excluding cash and cash equivalents, was 9.7% and 10.2% for the quarter and fiscal year ended September 30, 2008, respectively, as compared to 11.0% and 12.0% for the quarter and fiscal year ended September 30, 2007, respectively. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. Recent reductions in interest rates in the U.S. financial markets (LIBOR rates) have reduced the Company’s income, negatively impacting financial results. Specifically, the Company experienced a decrease in LIBOR on approximately $66.3 million in syndicated loans that have their rate based on LIBOR without a rate floor. The effect of the decrease in LIBOR has been mitigated by the presence of a rate floor on most of the other loans held in the Company’s portfolio that it has originated.

For the fiscal year ended September 30, 2008, the Company reported the following activity:

  Funded approximately $176.6 million of new investments to new and existing portfolio companies;
  Received principal repayments of approximately $69.2 million, which included scheduled principal payments and full repayments;
  Received investment sale proceeds of approximately $1.3 million;
  Received approximately $1.0 million of success fees in connection with two investment refinancings and one investment payoff;
  Expanded its revolving credit facility from $220 million to $300 million with the addition of a new lender;
  Renewed its revolving credit facility, which matures on May 21, 2009;
  Converted three non-performing loans of approximately $11.3 million into control investments;
  Issued 6,325,000 shares of common stock for aggregate net proceeds of approximately $106.2 million, all of which were used to repay outstanding borrowings on the Company’s line of credit;
  Renewed the investment advisory and management agreement with Gladstone Management Corporation and the administration agreement with Gladstone Administration, LLC through August 31, 2009; and
  Paid monthly cash distributions of $0.14 per share for each of the months of fiscal year 2008, for annual distributions of $1.68 per share.

At September 30, 2008, the Company had investments in debt and equity securities and syndicated loan participations in 63 private companies with an aggregate cost basis of $460.9 million and a fair value of $407.9 million.

“While we believe the longer term prospects and our pipeline remain strong, the instability of the financial and lending markets continue to make closing of investments more difficult and time consuming,” said Chip Stelljes, President and Chief Investment Officer. “We were disappointed by the $47.0 million devaluation of the portfolio during the year given the portfolio’s strong performance, but remain confident that the devaluation is primarily reflective of the broader market for loans rather than any substantial change in our portfolio. We expect the portfolio to generally continue paying as agreed with few problems, although we are watching carefully the underlying portfolio company revenues and backlogs as we move through this economic and financial cycle.”

Subsequent to September 30, 2008, the Company:

  Funded approximately $8.1 million of new investments to new and existing portfolio companies;
  Received approximately $11.8 million of repayments, including scheduled amortizations and repayments;
  Declared monthly cash dividends of $0.14 per common share for each of the months of October, November, and December 2008.

The financial statements below are without footnotes. The Company has filed a Form 10-K today for the fiscal year ended September 30, 2008 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s web site at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Wednesday, December 3, 2008 at 8:30 am EST. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through January 3, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 299199. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The event will be archived and available for replay on the Company’s website through March 4, 2009.

For further information contact Investor Relations at 703-287-5893.

This press release may include statements that may constitute "forward-looking statements," including statements with regard to the future performance of the Company. Words such as "should," "believes," "feel," "expects," “confident,” "projects," "strive," "goals," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended September 30, 2008, as filed on December 2, 2008. The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	September 30,	September 30,
	2008	2007

ASSETS
Non-Control/Non-Affiliate investments (Cost 9/30/08: $448,356; 9/30/07: $354,835)	$407,153	$348,921
Control investments (Cost 9/30/08: $12,514; 9/30/07: $924)	780	924
Total investments at fair value (Cost 9/30/08: $460,870; 9/30/07 $355,759)	407,933	349,845
Cash and cash equivalents	6,493	8,839
U.S. Treasury bill	-	2,484
Interest receivable – investments in debt securities	3,588	2,426
Interest receivable – employees	91	21
Due from custodian	4,544	3,230
Deferred financing fees	1,905	186
Prepaid assets	306	337
Other assets	838	361
TOTAL ASSETS	$425,698	$367,729

LIABILITIES
Accounts payable	$8	$6
Interest payable	646	588
Fee due to Administrator	247	237
Fees due to Adviser	457	708
Borrowings under line of credit	151,030	144,440
Accrued expenses and deferred liabilities	1,328	791
Funds held in escrow	234	-
TOTAL LIABILITIES	153,950	146,770
NET ASSETS	$271,748	$220,959

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 21,087,574 and 14,762,574 shares issued and outstanding at September 30, 2008 and September 30, 2007, respectively	$21	$15
Capital in excess of par value	334,143	235,907
Notes receivable – employees	(9,175)	(9,230)
Net unrealized depreciation on investments	(52,937)	(5,915)
Unrealized depreciation on derivative	(304)	(292)
Accumulated undistributed net investment income	-	474
TOTAL NET ASSETS	$271,748	$220,959
NET ASSETS PER SHARE	$12.89	$14.97

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three months ending September 30,
	2008	2007
INVESTMENT INCOME
Interest income – investments	$11,298	$10,348
Interest income – cash and cash equivalents	50	78
Interest income – notes receivable from employees	117	122
Prepayment fees and other income	88	60
Total investment income	$11,553	$10,608

EXPENSES
Interest expense	2,302	2,532
Loan servicing fee	1,576	1,247
Base management fee	548	596
Incentive fee	1,222	1,134
Administration fee	248	237
Professional fees	205	154
Amortization of deferred financing fees	704	68
Stockholder related costs	151	27
Directors fees	57	67
Insurance expense	57	58
Other expenses	62	108
Expenses before credit from Adviser	7,132	6,228
Credit to base management and incentive fees from Adviser	(1,689)	(1,289)
Total expenses net of credit to base management and incentive fees	5,443	4,939

NET INVESTMENT INCOME	6,110	5,669

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized loss on sale of investments	(701)	(38)
Realized gain on settlement of derivative	1	8
Unrealized depreciation on derivative	-	(12)
Net unrealized depreciation on investments	(19,478)	(4,888)
Net loss on investments	(20,178)	(4,930)

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(14,068)	$739
NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic and Diluted	$(0.67)	$0.05
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic and Diluted	21,087,574	14,589,754

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Year Ending September 30,
	2008	2007	2006
INVESTMENT INCOME
Interest income – non control/non affiliate investments	$44,733	$35,413	$25,647
Interest income – control investments	64	-	-
Interest income – cash and cash equivalents	335	256	39
Interest income – notes receivable from employees	471	526	441
Prepayment fees and other income	122	492	773
Total investment income	45,725	36,687	26,900

EXPENSES
Interest expense	8,284	7,226	3,239
Loan servicing fee	6,117	3,624	2,908
Base management fee	2,212	2,402	1,284
Incentive fee	5,311	4,608	-
Administration fee	985	719	-
Professional fees	911	523	548
Amortization of deferred financing fees	1,534	267	140
Stockholder related costs	443	217	304
Directors fees	220	234	116
Insurance expense	227	249	207
Stock option compensation	-	-	285
Other expenses	325	328	485
Expenses before credit from Adviser	26,569	20,397	9,516
Credit to base management and incentive fees from Adviser	(7,397)	(5,971)	(2,069)
Total expenses net of credit to base management and incentive fees	19,172	14,426	7,447

NET INVESTMENT INCOME BEFORE INCOME TAXES	26,553	22,261	19,453
Income tax expense	-	-	102
NET INVESTMENT INCOME	26,553	22,261	19,351

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Realized (loss) gain on sale of investments	(787)	44	(904)
Realized gain on settlement of derivative	7	39	15
Unrealized depreciation on derivative	(12)	(38)	-
Net unrealized (depreciation) appreciation on investments	(47,023)	(7,354)	5,968
Net (loss) gain on investments	(47,815)	(7,309)	5,079

NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$(21,262)	$14,952	$24,430
NET (DECREASE) INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic	$(1.08)	$1.13	$2.15
Diluted	$(1.08)	$1.13	$2.10
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	19,699,796	13,173,822	11,381,378
Diluted	19,699,796	13,173,822	11,615,922

GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Three months ended September 30,
	2008	2007
Per Share Data (1)
Net asset value at beginning of period	$13.97	$15.11
Income from investment operations (2)
Net investment income	0.29	0.39
Net realized loss on the sale of investments	(0.03)	-
Net unrealized depreciation on investments	(0.93)	(0.34)
Total from investment operations	(0.67)	0.05

Distributions to stockholders (2)(3)	(0.42)	(0.42)

Capital share transactions:
Issuance of common stock under shelf offering	0.01	0.21
Offering costs	-	(0.02)
Repayment of principal on notes receivable	-	0.04
Total from capital share transactions	0.01	0.23
Net asset value at end of period	$12.89	$14.97

Per share market value at beginning of period	$15.24	$21.46
Per share market value at end of period	$15.24	$19.52
Total return (4)	2.68%	(7.11)%
Shares outstanding at end of period	21,087,574	14,762,574

Statement of Assets and Liabilities Data:
Net assets at end of period	$271,748	$220,959
Average net assets(5)	$283,291	$221,546
Senior Securities Data:
Borrowing under line of credit	$151,030	$144,440
Asset coverage ratio (6)(7)	286%	259%
Average coverage per unit (7)	$2,860	$2,594
Ratios/Supplemental Data:
Ratio of expenses to average net assets (8)	9.66%	11.24%
Ratio of net expenses to average net assets (9)	7.37%	8.92%
Ratio of net investment income to average net assets	8.27%	10.23%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)	Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of its dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.
(5)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(6)	As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
(7)	Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
(8)	Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(9)	Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
(UNAUDITED)

	Year ending September 30,
	2008	2007	2006
Per Share Data (1)
Net asset value at beginning of period	$14.97	$14.02	$13.41
Income from investment operations (2)
Net investment income	1.35	1.69	1.70
Net realized loss on the sale of investments	(0.04)	-	(0.08)
Net unrealized (depreciation) appreciation on investments	(2.39)	(0.56)	0.53
Total from investment operations	(1.08)	1.13	2.15
Distributions to stockholders from (2)(3)
Net investment income	(1.31)	(1.48)	(1.58)
Gains	(0.01)	(0.20)	(0.06)
Tax return on capital	(0.36)	-	-
Total distributions	(1.68)	(1.68)	(1.64)
Capital share transactions:
Issuance of common stock under shelf offering	0.72	1.55	-
Issuance of common stock under stock option plan	-	-	0.06
Offering costs	(0.04)	(0.05)	-
Stock compensation expense	-	-	0.02
Repayment of principal on notes receivable	-	0.06	0.02
Stock surrendered to settle withholding tax obligation	-	(0.06)	-
Total from capital share transactions	0.68	1.50	0.10
Net asset value at end of period	$12.89	$14.97	$14.02

Per share market value at beginning of period	$19.52	$22.01	$22.55
Per share market value at end of period	$15.24	$19.52	$22.01
Total return (4)	(13.90)%	(4.40)%	5.21%
Shares outstanding at end of period	21,087,574	14,762,574	12,305,008

Statement of Assets and Liabilities Data:
Net assets at end of period	$271,748	$220,959	$172,570
Average net assets(5)	$284,304	$189,732	$155,868
Senior Securities Data:
Borrowing under line of credit	$151,030	$144,440	$49,993
Asset coverage ratio (6)(7)	286%	259%	466%
Average coverage per unit (7)	$2,860	$2,594	$4,657
Ratios/Supplemental Data:
Ratio of expenses to average net assets (8)	9.34%	10.75%	6.16%
Ratio of net expenses to average net assets (9)	6.74%	7.60%	4.84%
Ratio of net investment income to average net assets	9.34%	11.73%	12.42%

(1)	Based on actual shares outstanding at the end of the corresponding period.
(2)	Based on weighted average basic per share data.
(3)	Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally accepted in the United States of America.
(4)	Total return equals the change in the ending market value of the Company’s common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of its dividend reinvestment plan. Total return does not take into account dividends that may be characterized as a return of capital.
(5)	Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
(6)	As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
(7)	Asset coverage ratio is the ratio of the carrying value of the Company’s total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
(8)	Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
(9)	Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base management and incentive fees and including income tax expense.

CONTACT:
Gladstone Capital Corp.
Kerry Finnegan, 703-287-5893
kerry.finnegan@gladstonecompanies.com